Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS
FIRST QUARTER RESULTS, HIGHLIGHTED BY
NONINTEREST INCOME GROWTH OF 26%

OLNEY, MARYLAND, April 18, 2006 – Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the first quarter of 2006 of $8.3 million ($.56 per diluted share) compared to $7.9 million ($.53 per diluted share) for the first quarter of 2005, an increase of 6%. Noninterest income for the quarter was $9.8 million and increased by 26% over the first quarter of 2005.

“On balance, our performance for the first quarter was solid. Loans grew 19% from the first quarter of last year and were up 4% over year-end 2005. Maintaining our net interest margin in the current rate environment continues to be a significant challenge, especially in this market where the competition for the lowest cost deposits is very intense,” said Hunter R. Hollar, President and Chief Executive Officer.

“The growth trend in our noninterest income is positive, as we are beginning to benefit from investing in two acquisitions (West Financial and Neff & Associates) that help diversify the revenue stream. It was also the first quarter during the last five consecutive quarters during which we took no gains from the sale of investment securities. We produced ongoing improvement in the efficiency ratio over both the previous quarter and last year’s first quarter.” said Hollar.

Return on average stockholders’ equity was 15.41% for the first quarter of 2006, compared to 16.20% for the same period in the prior year. Return on average assets for the first quarter of 2006 was 1.36%, compared to 1.39% for the first quarter of 2005.

Comparing March 31, 2006 balances to March 31, 2005, total assets increased 9% to $2.5 billion due mainly to growth in the loan portfolio. Total loans and leases increased 19% to $1.7 billion compared to the prior year. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 8% to $2.0 billion at March 31, 2006. Stockholders’ equity totaled $223.0 million at quarter end, and represented 8.92% of total assets, compared to 8.70% at March 31, 2005.

Due to growth in the loan portfolio, the provision for loan and lease losses totaled $1.0 million for the first quarter of 2006 compared to $0.1 million for the first quarter of 2005. The allowance for loan and lease losses represented 1.02% of outstanding loans at March 31, 2006.

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the first quarter of 2006 and 2005, net interest income increased by $2.0 million, or 9%, due primarily to continued growth in the loan portfolio which was partially offset by a lower net interest margin. The net interest margin decreased to 4.35% in 2006 from 4.39% in 2005 due primarily to slowing growth in noninterest deposits and increased short-term borrowings.

Noninterest income increased 26% in the first quarter of 2006 as compared to 2005 due to increases in virtually every business line. Trust and investment management feesincreased 143% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 16% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products also increased 61% over the prior year due to increased sales volumes while Visa® check fees increased 9% reflecting a growing volume of electronic banking transactions.

Noninterest expenses were $20.4 million in the first quarter of 2006 compared to $18.4 million in 2005, an increase of $1.9 million or 10%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates and a larger staff. Occupancy expenses increased $0.2 million or 10% due to acquisitions and growth in the branch network while intangibles amortization increased $0.2 million or 50% as a result of the above acquisitions. Noninterest expenses declined by 2% from the previous quarter due to lower incentive based compensation expenses.

Stock-based compensation expense of $0.1 million, net of income taxes ($.01 per diluted share) was recorded in the first quarter of 2006 as required under a new accounting standard (SFAS 123R). The Company estimates the full year effect of this new accounting rule to total $0.5 million, net of income taxes ($.03 per diluted share).

About Sandy Spring Bancorp/Sandy Spring Bank

With $2.5 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 31 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland and 67 ATMs located throughout Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

     Hunter R. Hollar, President & Chief Executive Officer, or
     Philip J. Mantua, Executive V.P. & Chief Financial Officer
     Sandy Spring Bancorp
     17801 Georgia Avenue
     Olney, Maryland 20832
     1-800-399-5919
     E-mail: HHollar@sandyspringbank.com
                  PMantua@sandyspringbank.com
     Web site: www.sandyspringbank.com

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
			%
	2006	2005	Change

Profitability for the period:
Net interest income	$23,177	$21,200	9
Provision for loan and lease losses	950	100	N/A
Noninterest income	9,846	7,840	26
Noninterest expenses	20,356	18,437	10
Income before income taxes	11,717	10,503	12
Net income	$8,340	7,856	6

Return on average assets	1.36%	1.39%
Return on average equity	15.41%	16.20%
Net interest margin	4.35%	4.39%
Efficiency ratio – GAAP based *	61.64%	63.49%
Efficiency ratio – traditional *	56.91%	58.38%

Per share data:
Basic net income	$0.56	$0.54	4
Diluted net income	0.56	0.53	5
Dividends declared	0.22	0.20	10
Book value	15.06	13.57	11
Tangible book value	13.46	12.35	9
Average fully diluted shares	14,924,571	14,760,551

At period-end:
Assets	$2,499,577	$2,284,198	9
Deposits	1,839,355	1,745,675	5
Loans and leases	1,744,348	1,468,814	19
Securities	542,053	618,089	(12)
Stockholders' equity	222,962	198,709	12

Capital and credit quality ratios:
Average equity to average assets	8.84%	8.60%
Allowance for loan and lease losses to loans and leases	1.02%	1.00%
Nonperforming assets to total assets	0.12%	0.10%
Annualized net charge-offs to average
loans and leases	0.01%	0.00%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.

The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP-based and Traditional Efficiency Ratios
(In thousands, except per share data)

	Three Months Ended
	March 31,

	2006	2005

Noninterest expenses–GAAP based	20,356	$18,437
Net interest income plus noninterest income–
GAAP based	33,023	29,040

Efficiency ratio–GAAP based	61.64%	63.49%

Noninterest expenses–GAAP based	$20,356	$18,437
Less non-GAAP adjustment:
Amortization of intangible assets	742	496

Noninterest expenses–traditional ratio	19,614	17,941

Net interest income plus noninterest income–
GAAP based	33,023	29,040
Plus non-GAAP adjustment:
Tax-equivalency	1,442	1,709
Less non-GAAP adjustments:
Securities gains	0	15

Net interest income plus noninterest
income – traditional ratio	34,465	30,734

Efficiency ratio – traditional	56.91%	58.38%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
	March 31		December 31

	2006	2005	2005

Assets
Cash and due from banks	$47,707	$43,905	$47,294
Federal funds sold	16,709	6,240	6,149

Cash and cash equivalents	64,416	50,145	53,443

Interest-bearing deposits with banks	684	838	751
Residential mortgage loans held for sale (at fair value)	7,534	14,329	10,439
Investments available-for-sale (at fair value)	235,407	300,446	256,571
Investments held-to-maturity – fair value of $295,887
$310,340 and $302,966, respectively	290,684	304,909	295,648
Other equity securities	15,962	12,734	15,213

Total loans and leases	1,744,348	1,468,814	1,684,379
Less: allowance for loan and lease losses	(17,860)	(14,738)	(16,886)

Net loans and leases	1,726,488	1,454,076	1,667,493

Premises and equipment, net	45,448	44,292	45,385
Accrued interest receivable	12,851	11,776	13,144
Goodwill	10,826	8,554	10,272
Other intangible assets, net	12,916	9,370	12,218
Other assets	76,361	72,729	79,039

Total assets	$2,499,577	$2,284,198	$2,459,616

Liabilities
Noninterest-bearing deposits	$429,062	$428,906	$439,277
Interest-bearing deposits	1,410,293	1,316,769	1,363,933

Total deposits	1,839,355	1,745,675	1,803,210

Short-term borrowings	383,870	259,341	380,220
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	16,319	16,052	21,145
Other long-term borrowings	2,071	29,421	2,158

Total liabilities	2,276,615	2,085,489	2,241,733

Stockholders' Equity
Common stock – par value $1.00; shares authorized
50,000,000; shares issued and outstanding 14,801,934,
14,642,686 and 14,793,987, respectively	14,802	14,643	14,794
Additional paid in capital	26,978	21,839	26,599
Retained earnings	182,169	161,242	177,084
Accumulated other comprehensive income(loss)	(987)	985	(594)

Total stockholders' equity	222,962	198,709	217,883

Total liabilities and stockholders' equity	$2,499,577	$2,284,198	$2,459,616

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

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Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)	Three Months Ended
	March 31,

	2006	2005

Interest income:
Interest and fees on loans and leases	$28,858	$21,041
Interest on loans held for sale	150	167
Interest on deposits with banks	10	4
Interest and dividends on securities:
Taxable	3,031	3,328
Exempt from federal income taxes	3,016	3,594
Interest on federal funds sold	112	53

Total interest income	35,177	28,187
Interest expense:
Interest on deposits	7,674	4,188
Interest on short-term borrowings	3,749	2,018
Interest on long-term borrowings	577	781

Total interest expense	12,000	6,987

Net interest income	23,177	21,200
Provision for loan and lease losses	950	100

Net interest income after provision for loan and lease losses	22,227	21,100
Noninterest income:
Securities gains	0	15
Service charges on deposit accounts	1,848	1,671
Gains on sales of mortgage loans	782	731
Fees on sales of investment products	718	445
Trust and investment management fees	2,116	872
Insurance agency commissions	2,108	1,811
Income from bank owned life insurance	553	555
Visa check fees	535	491
Other income	1,186	1,249

Total noninterest income	9,846	7,840
Noninterest expenses:
Salaries and employee benefits	12,471	11,289
Occupancy expense of premises	2,126	1,924
Equipment expenses	1,316	1,322
Marketing	341	288
Outside data services	781	740
Amortization of intangible assets	742	496
Other expenses	2,579	2,378

Total noninterest expenses	20,356	18,437

Income before income taxes	11,717	10,503
Income tax expense	3,377	2,647

Net income	$8,340	$7,856

Basic net income per share	$0.56	$0.54
Diluted net income per share	0.56	0.53
Dividends declared per share	0.22	0.20

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2001			2006	2005
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$32,210	$34,164	$33,492	$36,619	$35,150	$33,244	$30,998	$29,896
Interest expense	13,156	15,302	16,007	12,000	10,425	8,865	7,705	6,987
Tax-equivalent net interest income	19,054	18,862	17,485	24,619	24,725	24,379	23,293	22,909
Tax-equivalent adjustment	1,456	1,439	1,220	1,442	1,800	1,853	1,766	1,709
Provision for loan and lease losses	744	742	492	950	1,000	600	900	100
Noninterest income	6,121	5,104	5,473	9,846	9,904	10,112	9,053	7,840
Noninterest expenses	14,734	13,797	13,215	20,356	20,860	18,744	19,153	18,437
Income before income taxes	8,310	8,135	8,031	11,717	10,969	13,294	10,527	10,503
Income tax expense	2,288	2,183	2,164	3,377	2,991	3,827	2,730	2,647
Net Income	6,022	5,952	5,867	8,340	7,978	9,467	7,797	7,856

Financial ratios:
Return on average assets	1.16%	1.18%	1.23%	1.36%	1.31%	1.58%	1.36%	1.39%
Return on average equity	15.78%	16.33%	17.02%	15.41%	14.76%	18.31%	15.63%	16.20%
Net interest margin	3.91%	4.04%	3.95%	4.35%	4.38%	4.39%	4.39%	4.39%
Efficiency ratio – GAAP based *				61.64%	63.54%	57.43%	62.63%	63.49%
Efficiency ratio – traditional *	55.55%	54.49%	54.53%	56.91%	59.36%	55.74%	59.16%	58.38%

Per share data:
Basic net income	$0.42	$0.41	$0.41	$0.56	$0.54	$0.65	$0.53	$0.54
Diluted net income	$0.41	$0.40	$0.41	$0.56	$0.54	$0.64	$0.53	$0.53
Dividends declared	$0.17	$0.15	$0.15	$0.22	$0.22	$0.21	$0.21	$0.20
Book value	$10.40	$10.39	$9.90	$15.06	$14.73	$14.23	$13.91	$13.57
Tangible book value	$8.73	$8.91	$8.37	$13.46	$13.21	$13.07	$12.72	$12.35
Average fully diluted shares	14,669,518	14,582,550	14,506,607	14,924,571	14,886,046	14,735,318	14,719,742	14,760,551

Noninterest income breakdown:
Securities gains	68	147	0	$0	$661	$1,761	$825	$15
Service charges on deposit accounts	$1,951	$1,802	$1,807	1,848	1,983	2,050	1,984	1,671
Gains on sales of mortgage loans	773	567	747	782	932	1,205	889	731
Fees on sales of investment products	825	439	465	718	551	473	640	445
Trust and investment management fees	557	524	479	2,116	2,074	1,116	944	872
Insurance agency commissions	0	0	0	2,108	1,160	1,114	1,224	1,811
Income from bank owned life insurance	419	416	411	553	575	570	559	555
Visa check fees				535	570	556	550	491
Other income	1,596	1,356	1,564	1,186	1,398	1,267	1,438	1,249
Total	6,121	5,104	5,473	9,846	9,904	10,112	9,053	7,840

Noninterest expense breakdown:
Salaries and employee benefits	$8,414	$7,664	$6,833	$12,471	$12,897	$11,373	$11,454	$11,289
Occupancy expense of premises	1,271	1,348	1,224	2,126	2,066	2,099	1,964	1,924
Equipment expenses	883	859	875	1,316	1,379	1,415	1,294	1,322
Marketing	495	331	331	341	278	253	406	288
Outside data services	473	544	669	781	781	718	701	740
Amortization of intangible assets	883	859	875	742	696	501	505	496
Other expenses	495	331	331	2,579	2,763	2,385	2,829	2,378
Total	473	544	669	20,356	20,860	18,744	19,153	18,437

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2006			2005

(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1

Balance sheets at quarter end:
Residential mortgage loans	$428,698	$413,324	$400,657	$393,961	$375,746
Residential construction loans	166,767	155,379	143,691	136,733	139,964
Commercial mortgage loans	425,392	415,983	410,409	390,306	395,528
Commercial construction loans	188,477	178,764	136,606	119,006	94,708
Commercial loans and leases	193,524	185,680	160,379	154,237	150,143
Consumer loans	341,490	335,249	327,393	323,537	312,725
Total loans and leases	1,744,348	1,684,379	1,579,135	1,517,780	1,468,814
Less: allowance for loan and lease losses	(17,860)	(16,886)	(16,268)	(15,673)	(14,738)
Net loans and leases	1,726,488	1,667,493	1,562,867	1,502,107	1,454,076
Goodwill	10,826	10,272	8,554	8,554	8,554
Other intangible assets, net	12,916	12,218	8,364	8,865	9,370
Total assets	2,499,577	2,459,616	2,383,360	2,348,305	2,284,198
Total deposits	1,839,355	1,803,210	1,804,888	1,781,622	1,745,675
Total stockholders' equity	222,962	217,883	208,090	203,294	198,709

Quarterly average balance sheets:
Residential mortgage loans	$427,609	$423,805	$423,420	$401,148	$384,504
Residential construction loans	161,649	150,099	141,197	137,720	137,897
Commercial mortgage loans	424,467	407,459	394,862	393,291	389,215
Commercial construction loans	186,606	158,076	128,010	103,584	91,733
Commercial loans and leases	188,747	161,478	154,920	151,766	149,783
Consumer loans	339,299	333,671	327,495	320,276	310,421
Total loans and leases	1,728,377	1,634,588	1,569,904	1,507,785	1,463,553
Securities	555,061	589,552	593,102	591,610	641,960
Total earning assets	2,294,665	2,239,438	2,203,251	2,130,469	2,115,369
Total assets	2,482,512	2,421,725	2,384,327	2,307,888	2,286,209
Total interest-bearing liabilities	1,821,530	1,733,626	1,696,691	1,647,365	1,660,839
Noninterest-bearing demand deposits	418,214	452,738	458,131	440,945	415,824
Total deposits	1,799,213	1,809,237	1,800,171	1,751,192	1,723,667
Stockholders' equity	219,424	214,489	205,138	200,047	196,659

Capital and credit quality measures:
Average equity to average assets	8.84%	8.86%	8.60%	8.67%	8.60%
Loan and lease loss allowance to loans and leases	1.02%	1.00%	1.03%	1.03%	1.00%
Nonperforming assets to total assets	0.12%	0.06%	0.14%	0.15%	0.10%
Annualized net (charge-offs) recoveries to average loans and leases	0.01%	(0.09)%	0.00%	0.01%	0.00%

Miscellaneous data:
Net (charge-offs) recoveries	$24	($382)	($5)	$35	($16)
Nonperforming assets:
Non-accrual loans and leases	585	437	1,032	661	672
Loans and leases 90 days past due	2,473	958	2,289	2,757	1,531
Restructured loans and leases	0	0	0	0	0
Other real estate owned, net	0	0	0	0	73
Total nonperforming assets	3,058	1,395	3,321	3,418	2,276

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
(Dollars in thousands and tax-equivalent)

	Three Months Ended March 31,

	2006			2005

	Average	Annualized	Yield/	Average	Annualized	Yield/
	Balances	Interest	Rate	Balances	Interest	Rate

Assets
Residential mortgage loans	$427,609	$24,531	5.74%	$384,504	$20,917	5.44%
Residential construction loans	161,649	11,494	7.11	137,897	8,093	5.87
Commercial mortgage loans	424,467	29,780	7.02	389,215	24,974	6.42
Commercial construction loans	186,606	15,441	8.27	91,733	5,877	6.41
Commercial loans and leases	188,747	14,609	7.74	149,783	9,989	6.67
Consumer loans	339,299	21,418	6.31	310,421	15,847	5.11

Total loans and leases	1,728,377	117,273	6.79	1,463,553	85,697	5.86
Securities	555,061	30,587	5.51	641,960	35,191	5.48
Interest-bearing deposits with banks	958	41	4.28	827	17	2.06
Federal funds sold	10,269	456	4.44	9,029	213	2.36

TOTAL EARNING ASSETS	2,294,665	148,357	6.46	2,115,369	121,118	5.73%

Less: allowance for loan and lease losses	(17,316)			(14,664)
Cash and due from banks	45,570			43,385
Premises and equipment, net	45,611			43,129
Other assets	113,982			98,990

Total assets	$2,482,512			$2,286,209

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$236,570	$667	0.28%	$237,637	$597	0.25%
Regular savings deposits	199,281	873	0.44	227,250	729	0.32
Money market savings deposits	371,686	9,528	2.56	375,483	4,388	1.17
Time deposits	573,462	20,056	3.50	467,473	11,272	2.41

Total interest-bearing deposits	1,380,999	31,124	2.25	1,307,843	16,986	1.30
Borrowings	440,531	17,391	3.95	352,996	11,225	3.18

TOTAL INTEREST-BEARING LIABILITIES	1,821,530	48,515	2.66	1,660,839	28,211	1.70

Net interest income and spread		$99,842	3.80%		$92,907	4.03%

Noninterest-bearing demand deposits	418,214			415,824
Other liabilities	23,344			12,887
Stockholder's equity	219,424			196,659

Total liabilities and stockholders' equity	$2,482,512			$2,286,209

Interest income/earning assets			6.46%			5.73%
Interest expense/earning assets			2.11			1.34

Net interest margin			4.35%			4.39%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $5,847,000 in 2006 and $6,931,000 in 2005.